UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 1, 2005

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note:  On January 6, 2005 Oscient filed a Current Report on Form 8-K relating to the employment arrangements with Dominick Colangelo and Dr. Antonius Bunt, executive officers who recently joined the company. This amendment is being filed to correct certain information in the original filing.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective January 1, 2005, Oscient Pharmaceuticals Corporation (the “Company”) appointed Dominick Colangelo as Senior Vice President, Corporate Development and Operations and Antonius Bunt as Senior Vice President, Clinical Development and Medical Affairs. The parties have agreed to the employment terms described below and the Company expects to enter into definitive employment agreements with Mr. Colangelo and Dr. Bunt in the near future.

Pursuant to his employment arrangement, Mr. Colangelo will be paid a base salary of $305,000 per year with a one time signing bonus of $100,000. Mr. Colangelo will also be eligible to receive an annual bonus, to be determined by the Compensation Committee of the Board of Directors, of up to 40% of his base salary. The Company has granted Mr. Colangelo an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the market price of the Company’s common stock at the commencement of his employment. This option will vest annually over four years. The Company has also agreed to reimburse Mr. Colangelo for reasonable moving expenses up to $125,000.

Mr. Colangelo’s employment agreement will provide for a severance payment equal to 9 months of base salary plus a pro-rata portion of his annual bonus in the event that Mr. Colangelo’s employment is terminated without “cause” (as defined in the employment agreements) or he terminates his employment for “good reason” (as defined in the employment agreements). If such termination occurs within two years following a “change of control” (as defined in the employment agreements) the severance payment will be equal to 12 months of base salary plus a pro-rata portion of his annual bonus and all of Mr. Colangelo’s unvested options and restricted shares will immediately vest and remain exercisable until the lesser of two years or the final exercise date of the option.

Dr. Bunt will be paid a base salary of $275,000 per year with a one time signing bonus of $50,000. Dr. Bunt will also be eligible to receive an annual bonus, to be determined by the Compensation Committee of the Board of Directors, of up to 40% of his base salary. The Company has granted Dr. Bunt an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the market price of the Company’s common stock at the commencement of his employment. This option will vest annually over four years. The Company has also agreed to reimburse Dr. Bunt for reasonable moving expenses up to $100,000.

Dr. Bunt’s employment agreement will provide for a severance payment equal to 9 months of base salary plus a pro-rata portion of his annual bonus in the event that Dr. Bunt’s employment is terminated without “cause” (as defined in the employment agreements) or he terminates his employment for “good reason” (as defined in the employment agreements). If such termination occurs within two years following a “change of control” (as defined in the employment agreements) the severance payment will be equal to 12 months of base salary plus a pro-rata portion of his annual bonus and all of Dr. Bunt’s unvested options and restricted shares will immediately vest and remain exercisable until the lesser of two years or the final exercise date of the option.

The employment agreements with Mr. Colangelo and Dr. Bunt will be filed as exhibits to the Company’s Form 10-K for the year ending December 31, 2004. The Company issued a press release announcing the appointment of Mr. Colangelo on January 4, 2005 and a press release announcing the appointment of Dr. Bunt on January 6, 2005. Copies of these press releases are filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1	Press Release issued by Oscient Pharmaceuticals Corporation on January 4, 2005.

99.2	Press Release issued by Oscient Pharmaceuticals Corporation on January 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
Name:	Stephen Cohen
Title:	Senior Vice President and Chief Financial Officer

Date: January 6, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Oscient Pharmaceuticals Corporation on January 4, 2005.

99.2	Press Release issued by Oscient Pharmaceuticals Corporation on January 6, 2005.